SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2880

________________________________________________
(Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OF ASSETS

       Effective December 10, 2003, SkyLynx Communications, Inc. (the "Company") consummated an Agreement and Plan of Reorganization dated as of September 1, 2003 (the "Agreement") with Interim Corporate Resources, LLC, a Washington limited liability company ("ICR").

        Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding member interests of ICR solely in exchange for an aggregate of 700,000 shares of the Company's common stock. The 700,000 shares of common stock were issued to the members of ICR, pro rata, who were Kevin Gorman, Jon Fatula and Fred Anderson. Messrs. Gorman, Fatula and Anderson are executive officers of the Company.

        Kevin Gorman currently serves as Chief Operating Officer of the Company; Mr. Fatula serves as Vice President - Information Technology, and Mr. Anderson serves as Vice President - Engineering. Messrs. Gorman, Fatula and Anderson have been employed by the Company since August 2003.

        ICR is a consulting company with established clients in the automatic vehicle location ("AVL") industry. ICR's assets consist principally of customer and client relationships which the Company plans to use in deploying and developing its wireless networks.

        The Company has determined that audited financial statements for ICR and pro forma financial information reflecting the acquisition are not required under the provisions of Item 310(c)(2) of Regulation SB.
ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a)	Financial Statements
None.
(b)	Pro Forma Financial Information
None
(c)	Exhibits
	1.0	Agreement and Plan of Reorganization dated September 1, 2003

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.,
Date: December 22, 2003	By: /s/ Gary L. Brown Gary L. Brown, President